Exhibit 23.1



                          [Arthur Andersen Letterhead]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement.


/s/ ARTHUR ANDERSEN

ARTHUR ANDERSEN






New York, NY
April 28, 1998